Exhibit 99.1

DESCRIPTION OF OUR COMMON STOCK

General.

As of July 3, 2010, our authorized capital stock consists of 800,000,000 shares of common stock, par value $0.40 per share, and 250,000 shares of preferred stock, par value $4.00 per share, 200,000 shares of which have been designated as Series A Junior Participating Preferred Stock. As of July 3, 2010, 315,560,705 shares of common stock were issued and outstanding (not including treasury shares) and none of our preferred stock was issued and outstanding.

The following description of our common stock and provisions of our Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) and By-laws are only summaries and we encourage you to review complete copies of our Restated Certificate of Incorporation and By-laws, which we have previously filed with the SEC.

The holders of our common stock are entitled to have dividends declared in cash, property, or other securities out of any of our net profits or net assets legally available therefor as and when declared by our board of directors. This dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any. In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. Each share of common stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors with respect to which stockholders have cumulative voting rights.

Our common stock is traded on the New York Stock Exchange under the symbol “NUE.”

Delaware Anti-Takeover Law and Certain Restated Certificate of Incorporation and By-Law Provisions.

The provisions of Delaware law, our Restated Certificate of Incorporation and By-Laws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

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before the person became an “interested stockholder,” the board of directors of the corporation approved the transaction in which the “interested stockholder” became an “interested stockholder” or approved the business combination;

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upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

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at or after the time the person became an “interested stockholder,” the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an “interested stockholder’s” percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt of various financial benefits from the corporation or any majority-owned subsidiary. In general, an “interested stockholder” is defined as any person or entity that is the beneficial owner of at least 15% of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the prior three years.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Restated Certificate of Incorporation and By-Law Provisions

Our Restated Certificate of Incorporation and By-Laws provide:

•	a staggered board of directors until the 2013 annual meeting of stockholders, after which time all directors will be elected on an annual basis;

•	advance notice requirements for stockholder proposals and nominations;

•	limitations on the ability of stockholders to amend, alter or repeal the By-laws;

•	enhanced voting requirements for certain business combinations and transactions involving greater than 10% stockholders; and

•	the authority of our board of directors to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine.

Limitations of Liability and Indemnification of Directors and Officers

Article VIII of our Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law generally provide that any person who serves or has served as our director, officer, employee or agent, or in such capacity at our request of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by us to the fullest extent permitted by law against (i) expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was acting in such capacity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful and (ii) expenses (including attorneys’ fees) actually and reasonable incurred by such person in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was acting in such capacity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation.

Our Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law also state that indemnification provisions described above are not exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. We may pay expenses incurred by our directors and officers in defending a civil or criminal action, suit or proceeding for which such persons may have a right of indemnification prior to the final disposition of such action, suit or proceeding if we receive an undertaking by or on behalf of such person to repay all amounts advanced unless such person is entitled to be indemnified by us as described above.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any action or omission occurring prior to the date when such provision becomes effective.

We maintain insurance for the benefit of directors and officers insuring them against liabilities under the Securities Act and claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Rights Plan.

In 2001, our board of directors adopted a Stockholder Rights Plan (“Plan”) in which one right (“Right”) was distributed as a dividend for each Nucor common share outstanding. The Plan was amended in 2006 to adjust the purchase price of the Rights for stock splits effected since adoption of the Plan. Each Right entitles Nucor common stockholders to purchase, under certain conditions, one five-thousandth of a share of newly authorized Series A Junior Participating Preferred Stock (“Preferred Stock”). One five-thousandth of a share of Preferred Stock is intended to be the economic equivalent of one share of our common stock. Until the occurrence of certain events, the Rights are represented by and traded in tandem with our common stock. Rights will be exercisable only if a person or group acquires beneficial ownership of fifteen percent (15%) or more of our outstanding common shares or commences a tender or exchange offer, upon the consummation of which such person or group would beneficially own fifteen percent (15%) or more of our outstanding common shares. Upon such an event, the Rights enable dilution of the acquiring person’s or group’s interest by providing that other holders of our common stock may purchase, at an exercise price of $150, our common stock, or in the discretion of the board of directors, Preferred Stock, having double the value of such exercise price. We will be entitled to redeem the Rights at $0.001 per Right under certain circumstances set forth in the Plan. The Rights themselves have no voting power and will expire on March 8, 2011, unless earlier exercised, redeemed or exchanged. Each one five-thousandth of a share of Preferred Stock has the same voting rights as one share of our common stock, and each share of Preferred Stock has 5,000 times the voting power of one share of our common stock.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.